                                                                    EXHIBIT 10.1

                         FORBEARANCE AND REINSTATEMENT
                         -----------------------------
                                OF NONCOMPETES
                                 --------------

     This Agreement is made and entered into as of this 2nd day of May , 2000, by and between COTELLIGENT USA, INC., COTELLIGENT, INC., EW & ASSOCIATES, INC., THOMAS H. EDWARDS and TIMOTHY M. WOOTEN.

                             BACKGROUND INFORMATION

     1.  The parties to this Agreement are described as follows:

             A. Cotelligent USA, Inc., whose address is 101 California Street, Suite 2050, San Francisco, CA 94111, and whose Federal Employer Identification No. is 94-3314671, is a California corporation and is the surviving corporation by merger of Information Systems Resources, Inc., a Florida corporation, formerly known as Cotell Florida Acquisition Corporation, and one or more corporations. Cotelligent USA, Inc., is registered to do business in the State of Florida.

             B. Cotelligent, Inc., whose address is 101 California Street, Suite 2050, San Francisco, CA 94111, and whose Federal Employer Identification No. is 94-3173918, is a Delaware corporation formerly known as Cotelligent Group, Inc.

             C. Individually, Cotelligent USA, Inc., is referred to herein as "Buyer." Individually Cotelligent, Inc., is referred to herein as "Guarantor."

             D. Collectively, Cotelligent USA, Inc., and Cotelligent, Inc., are referred to herein as "Debtors."

             E. EW & Associates, Inc., is a Florida corporation. It was formerly known as Information Systems Resources, Inc., but by change of name became EW & Associates, Inc. It is referred to herein as "Creditor."

             F. Thomas H. Edwards and Timothy M. Wooten are residents of Tallahassee, Florida, and Destin, Florida, respectively. They are stockholders in EW & Associates, Inc., and are referred to separately herein as "Stockholder Edwards" and "Stockholder Wooten." Collectively, Stockholder Edwards and Stockholder Wooten are referred to herein as "Stockholders."

     2. Effective January 5, 1998, Buyer, Guarantor, Creditor, and Stockholders entered into that certain Purchase and Sale of Assets Agreement (the "Purchase Agreement"), a true and correct copy of which is attached to the Complaint mentioned herein. The Purchase Agreement was amended by that certain Letter Agreement dated April 15, 1999 (referred to as the "Amendment,") a true and correct copy of which is attached to the Complaint mentioned herein. Unless stated otherwise, the term Purchase Agreement shall include the Amendment.

     3. Debtors have defaulted under the Purchase Agreement by failing to pay the full Earnout Amount (as defined in the Purchase Agreement) in the sum of $8,143,237.00, which sum has been due and owing since February 5, 2000, and has been accruing interest from and after February 6, 2000, at the rate of twelve percent (12%) per annum.

     4. The failure of Debtors to pay the Earnout Amount within thirty (30) days after receipt of written notice from Creditor that such payment was due would cause the Noncompetition Agreement set forth in Section 7 of the Purchase Agreement to terminate. Creditor timely sent the required notice which was received and accepted by Debtors. Due to Debtors' default under the Purchase Agreement, the Noncompetition Agreement of Creditor and Stockholders as set forth in Section 7 of the Purchase Agreement automatically terminated on March 12, 2000.

     5. Dated January 5, 1998, but effective January 1, 1998, Debtors and Stockholder Edwards entered into an Employment Agreement ( the "Employment Agreement"), a true and correct copy of which is attached to the Complaint mentioned herein. Pursuant to Section 3(g) of the Employment Agreement , Stockholder Edwards' Noncompetition Agreement automatically terminated on March 12, 2000.

     6. Debtors recognize and agree that it is a valuable right to Creditor and Stockholders to be able to compete in the marketplace against Debtors. Creditor and Stockholders recognize and agree that it is a valuable right to Debtors for Creditor and Stockholder Edwards to not be able to compete in the marketplace against Debtors.

     7. Creditor and Stockholders notified Debtors that they were prepared to file a lawsuit on February 6, 2000, for failure of the Debtors to pay the Earnout Amount. Debtors requested that Creditor and Stockholders not file a lawsuit as the same would be detrimental to the Debtors' business and financial plans and relationships. Debtors proposed that they would give Creditor consideration for its forbearance in this regard. Stockholder Edwards informed Debtors that so long as substantial progress was being made to resolve all issues, Creditor planned to forbear, as the ultimate goal for all concerned was for Creditor to be paid in full. All parties recognized that Creditor was taking substantial risks by not immediately filing a lawsuit on February 6, 2000, to begin further protecting its interest.

     8. Based upon Debtors' representations, Creditor and Stockholders did forebear at and after February 6, 2000, and continued to honor their respective Noncompetiton Agreements.

     9. By the time the foregoing Noncompetition Agreements expired, Creditor and Stockholders were quite concerned that Creditor would not be paid. Debtors have continued to assure Creditor and Stockholders that Creditor would be paid. Realizing that the Noncompetition Agreements had expired, Debtors informed Creditor and

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Stockholder Edwards that Debtors needed the Noncompetition Agreements to be reinstated as provided herein.

     10.  Debtors have requested:

             A. That Creditor continue to forebear from enforcing its rights under the Purchase Agreement, including, but not necessarily limited to, the right to bring suit and collect the monies now owed to it by Debtors; and

             B. That Creditor and Stockholder Edwards reinstate the Noncompetition Agreements.

     11. Creditor and the Stockholders have agreed to the forbearance, and the reinstatement of Creditor and Stockholder Edwards' Noncompetition Agreements, but only on the terms and conditions set forth in this Agreement.

     NOW THEREFORE, in consideration of the foregoing premises and mutual covenants and agreements set forth below, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

     1. Incorporation of Background Information. The Background Information given above is true and correct and is incorporated in and made a part of this Agreement. Debtors are estopped to deny the obligations and matters described therein.

     2. Forbearance. Under the terms set forth in this Agreement, Creditor agrees to extend the due date for payment of the Earnout Amount until June 30, 2000. Provided that Debtors pay the Earnout Amount plus interest in full as stated herein on or before June 30, 2000, and otherwise timely meet each and every other obligation herein, Creditor agrees not to file suit, take any other action, or pursue any other remedies against Debtors by reason of their failure to timely pay the Earnout Amount. The consideration for Creditor's forbearance from February 6, 2000, and its continuing forbearance is 50,000 shares of Guarantor's common stock, which stock shall be issued as provided in Section 9.

     3. Earnout Amount and Adjustments. The full Earnout Amount due (after payment of interest as set forth in Section 5 below) is comprised of $8,143,237.00 in principal, plus interest at the daily rate of $2,677.23, through and including the date of payment, less any partial payments. Regardless of any provisions to the contrary in the Purchase Agreement, there shall be no further adjustments to the determination of the Earnout Amount. Interest shall only be due through the date payment is received.

     4.  Noncompetition Agreements.

             A. The Noncompetition Agreement of Creditor under the Purchase Agreement is hereby reinstated until June 30, 2000. The Noncompetition Agreement of Stockholder Edwards under the Purchase Agreement and the Employment Agreement are

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

hereby reinstated until June 30, 2000. The Noncompetition Agreement of Stockholder Wooten under the Purchase Agreement and under any employment agreement with Debtors, whether oral or otherwise, was automatically terminated effective March 12, 2000, and is not being reinstated.

             B. Provided that Debtors fully and faithfully perform each and every obligation under this Agreement, the Noncompetition Agreement of Creditor shall remain in full force and effect from and after July 1, 2000, through its stated term as mentioned in the Purchase Agreement. In the event Debtors do not fully and faithfully perform each and every obligation under this Agreement, such reinstated Noncompetition Agreement shall automatically expire at 11:59 p.m., June 30, 2000.

             C. Provided that Debtors fully and faithfully comply with each and every provision of this Agreement, effective July 1, 2000, Stockholder Edwards shall continue to be bound by the Noncompetition Agreement set forth in his Employment Agreement. In the event Debtors do not fully and faithfully perform each and every obligation under this Agreement, such Noncompetition Agreement of the Employment Agreement shall automatically expire at 11:59 p.m., June 30, 2000.

             D. The consideration to Creditor for honoring its Noncompetition Agreement from and after February 6, 2000, and for the reinstatement of the same as provided herein is 50,000 shares of Guarantor's stock, which stock shall be issued as provided in Section 9.

             E. The consideration to Stockholder Edwards for reinstating his Noncompetition Agreements are the 50,000 Edwards Option Shares as defined in and to be issued as provided in Section 9.

     5. Partial Payment of Interest. The parties recognize, acknowledge and agree that n April 20, 2000, Debtors initiated a wire transfer to Creditor in the sum of $50,000.00 in partial payment of accrued interest.

     6. Attorney's Fees. On or before June 30, 2000, Debtor shall pay to Creditor and Stockholders the sum of $50,000 in full satisfaction of their legal fees and costs in this transaction.

     7. Covenant Against Acquisitions. Until such time as the Earnout Amount has been paid in full to Creditor, and Debtors have otherwise met each and every one of their obligations herein, neither Debtors nor any of their subsidiaries or affiliates shall acquire all or substantially all of the equity securities or interests (no matter how characterized) or assets of another corporation, partnership, joint venture, or business entity (no matter how characterized) whether by merger, consolidation, purchase, joint venture, pooling of interests, exchange or other business combination. Notwithstanding the foregoing, Debtors shall not be prohibited from engaging in acquisitions or other transactions which result in Debtors paying in full their monetary obligations hereunder to Creditor upon or within one (1) day following closing of such transactions.

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

     8. Payment with First Dollars. Debtors have represented to Creditor and Stockholders that Creditor shall be paid in full with the first available dollars and such representation has been a material inducement to Creditor and Stockholders entering into this Agreement. Regardless of the June 30, 2000 deadline, Debtors shall be obligated to pay Creditor with first available dollars. Debtors shall not borrow any amounts of money on any line of credit or obtain any further extensions of credit or obtain any further financial accommodations (no matter how characterized), except to pay their operating expenses or to pay their obligations under this Agreement, until Creditor has been paid in full hereunder. Debtors further covenant and agree that they will not accept any secondary sources of financing, or obtain funds from any secondary investor, including the Shoreline Group, or cause a diversion of any funds intended for the use and benefit of Debtors, whether directly or indirectly, without first paying Creditor all obligations hereunder or ensuring that such obligations are paid at or within one (1) day after closing of such transaction.

     9. Issuance of Shares; Options. In consideration of the forbearance and other agreements of the Creditor and Stockholders herein, and for the reinstatement of the Noncompetition Agreements, Debtors and Creditor agree as follows:

          A. On or before May 9, 2000, Guarantor (Cotelligent, Inc.) shall (i) issue to Creditor, One Hundred Thousand (100,000) fully paid and nonassessable shares of Cotelligent, Inc. common stock (the "Shares"), (ii) issue to Creditor a stock certificate evidencing the Shares and confirming that the Shares are fully paid and nonassessable, (iii) cause Guarantor's transfer agent to record Creditor's ownership of the Shares in Guarantor's stock ownership records, and (iv) issue to Stockholder Edwards an option (the "Edwards Option") under the Cotelligent Group, Inc. 1998 Long Term Incentive Plan (the "Incentive Plan"), substantially in the form of Exhibit "A," to purchase Fifty Thousand (50,000) shares of Cotelligent, Inc. common stock (the "Edwards Option Shares") at an exercise price equal to the closing price of Cotelligent, Inc. common stock on the New York Stock Exchange ("NYSE") on the trading date next preceding the date of this Agreement. Guarantor and Creditor have entered into a Securities Issuance Agreement simultaneously with the execution of this Agreement, setting forth certain terms, conditions, and representations with respect to the issuance of the Shares contemplated by this Agreement, which Securities Issuance Agreement is incorporated in and made a part hereof.

          B. Guarantor represents, warrants, and covenants to Creditor that (i) there are, and upon the issuance of the Edwards Option there shall continue to be, a sufficient number of shares available under the Incentive Plan to provide for the issuance of the Edwards Option and (upon exercise thereof) the Edwards Option Shares, (ii) the Edwards Option and Edwards Option Shares shall be duly issued pursuant to the terms of the Incentive Plan,
     (iii) all necessary corporate action has been taken to authorize the issuance of the Edwards Option under the Incentive Plan, (iv) the Edwards Option Shares have been registered with the Securities and

     Exchange Commission ("SEC") under a registration statement on Form S-8 filed November 18, 1998 (the "S-8"), and (v) the S-8 is current and shall remain current for a period of 90 days after the vesting of the last shares to vest under the Edwards Option.

          C. Within twenty (20) days after the date of execution of this Agreement, Guarantor shall prepare and file with the SEC, and thereafter diligently seek the effectiveness of, a registration statement under the Securities Act of 1933 (the "Registration Statement") covering the Shares until (i) 180 days following the effective date of the Registration Statement (which period shall be tolled for any period during which a "blackout," suspension of trading, or stop sale order is in effect with respect to the Company's shares, or other event is in effect that, under any applicable securities laws or underwriting agreement, precludes Creditor's sale of the Shares), or (ii) such shorter period as may be required to permit the public offering and sale of the Shares by Creditor (the "Registration Statement Period"). Guarantor may register the Shares on Form S-3, provided that at all times through the completion of Creditor's offer and sale of the Share(but in no event longer than the Registration Statement period), Guarantor is eligible to use Form S-3 and remains current with all of its filings under the Securities and Exchange Act of 1934; otherwise, Guarantor shall register the Shares on Form S-1. In addition, Guarantor shall:

          (i) file with any federal or state or other governmental authority, such other instruments and documents as shall be necessary to permit Creditor to offer and sell the Shares and Stockholder Edwards to offer and sell the Edwards Option Shares under applicable federal, state, or other governmental laws, rules, or regulations ("Supplemental Filings");

          (ii) keep Creditor informed as to the initiation and progress of all proceedings in connection with the Registration Statement and Supplemental Filings, including all SEC comments concerning the Registration Statement and all responses to such comments, and advise Creditor promptly when the Registration Statement is declared effective;

          (iii) keep the Registration Statement and Supplemental Filings effective during the Registration Statement Period until the offer and sale of the Shares are completed, by such action as may be necessary or appropriate, including, but not limited to, the filing of post-effective amendments and supplements to the Registration Statement and Supplemental Filings or to any prospectus that is a part thereof, necessary to keep the Registration Statement and Supplemental Filings current, as applicable;

          (iv) keep the S-8 and related Supplemental Filings effective until the end of the period of 90 days after the vesting of the last shares to vest under the Edwards Option, by such action as may be necessary or appropriate, including, but not limited to, the filing of post-effective amendments and supplements to the

     S-8 and such Supplemental Filings or to any prospectus that is a part thereof, necessary to keep the S-8 and such Supplemental Filings current, as applicable;

          (v) furnish to Creditor and Stockholder Edwards such number of prospectuses, offering circulars, and other documents incident to the Registration Statement, S-8, or Supplemental Filings as Creditor or Stockholder Edwards from time to time reasonably requests, and file with each securities exchange on which any of Guarantor's common stock is traded such number of prospectuses, offering circulars, and other documents as may be required;

          (vi) upon the effectiveness of the Registration Statement, issue such instructions to Guarantor's transfer agent, as are necessary to remove any restrictive legend that may appear on the stock certificates evidencing the Shares, to remove any stop-transfer instructions that may appear with respect to the Shares in Guarantor's stock transfer records, and otherwise to facilitate the sale and transfer of the Shares by Creditor;

          (vii) remain current in all of Guarantor's filings under the Securities Exchange Act of 1934 at all times during the Registration Statement Period; and

          (vii) bear all costs and expenses incident to the foregoing. The term, "costs and expenses," as used herein, includes (but is not limited to): registration and filing fees; fees and disbursements of counsel to Guarantor; the expenses of printing the Registration Statement, S-8, and all necessary copies of the prospectus contained therein; all Blue Sky fees and expenses applicable in states in which Creditor or Stockholder Edwards may offer and sell the Shares or Edwards Option Shares; the cost of any audits or special audits incident to or required by or in connection with a Registration Statement, S-8, or Supplemental Filings and all costs and expenses incident to the filing of any post-effective amendment or amendments to the Registration Statement, S-8, or supplements to Supplemental Filings required by this Agreement. Such costs and expenses shall include the cost of premiums for insurance for the benefit of Guarantor with respect to any liability it may have under the Securities Act of 1933 or as a result of this Agreement in connection with the Registration Statement, S-8, or any Supplemental Filings, but shall not include any selling expenses incurred by Creditor or Stockholder Edwards or any expenses of counsel or other advisors retained by them.


          D. Guarantor shall indemnify Creditor, each of its officers and directors, each of the Stockholders, and each underwriter (as defined in the Securities Act of 1933) of the Shares, and each person, if any, who controls (within the meaning of the Securities Act of 1933) Creditor or any underwriter, against all claims, losses, damages, and liabilities (or actions with respect thereto) arising out of or based on any untrue statement of a material fact contained in the Registration Statement, S-

     8, or any Supplemental Filing and any amendments or supplements thereto or prospectus, offering circular, or other document related thereto or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Guarantor of any law, rule, or regulation applicable to Guarantor and relating to action or inaction required by Guarantor in connection with the Registration Statement, S-8, or any Supplemental Filing or related prospectus, offering circular, or other document. Guarantor shall reimburse Creditor, its directors and officers, each Stockholder, each underwriter, and each person, if any, who controls Creditor or any such underwriter for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action. Notwithstanding the foregoing, Guarantor will not be liable under this subsection to the extent that any such claim, loss, damage, or liability of any such person arises out of or is based on any untrue statement of a material fact contained in, or any material fact omitted from, information furnished in writing to Guarantor by Creditor expressly for use therein.

          E. On the date of execution of this Agreement, and as a condition precedent to the obligations of Creditor and the Stockholders under this Agreement, Guarantor shall deliver to Creditor and Stockholder Edwards one or more opinions of Guarantor's counsel that is experienced in corporate and federal securities law matters substantially to the following effect (such opinion or opinions to be in form and substance reasonably satisfactory to Creditor):

          (i) Each of Debtors is duly incorporated, validly existing, and in good standing under the laws of their respective states of incorporation, with the corporate power and authority to enter into the transactions and perform the obligations contemplated by this Agreement.

          (ii) The execution, delivery, and performance of this Agreement, the Share Issuance Agreement, and the Edwards Option by each of Debtors have been duly authorized by all necessary corporate action, and this Agreement, the Share Issuance Agreement, and the Edwards Option have been duly executed and delivered on behalf of Debtors.

          (iii) This Agreement, the Share Issuance Agreement, and the Edwards Option each constitutes the valid and binding agreement of Debtors, enforceable against Debtors in accordance with its terms.

          (iv) Guarantor is eligible to register its common stock, including the Shares, on a registration statement on Form S-3. Upon the effectiveness of the Registration Statement (as defined in this Agreement), Creditor may offer and sell the Shares, free of any restrictions under the Securities Act of 1933.

          (v) The Edwards Option Shares are issuable under the Incentive Plan and are registered under the S-8. Upon exercise of the Edwards Option,

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     Stockholder Edwards may sell the Edwards Option Shares free of any restrictions under the Securities Act of 1933.

          (vi) The execution and delivery of this Agreement, the Securities Issuance Agreement, and the Edwards Option do not, and the consummation of the transactions contemplated by this Agreement, the Securities Issuance Agreement, and the Edwards Option will not, (a) violate the Certificate of Incorporation or bylaws of Debtors or any law or regulation of the United States or the States of Florida or New York applicable to Debtors, or (b) result in a breach of, or constitute a default under, any judgment, decree or order binding on Debtors or any of their properties, or any material indenture, mortgage, contract or other instrument known to Debtor's counsel to which Debtors are a party.

     10. Debtors' Other Representations and Warranties. In addition to any other representations and warranties herein, Debtors represent and warrant to Creditor and the Stockholders as of the date of this Agreement that:

          A. There are no defenses, offsets, claims or counterclaims against Creditor or the Stockholders under the Purchase Agreement or Stockholder Edwards' Employment Agreement, or any other agreement, oral or otherwise, arising out of the foregoing;

          B. There are no defaults by the Creditor or Stockholders under the Purchase Agreement and specifically as to Stockholder Edwards, under his Employment Agreement, or any other agreement, oral or otherwise, arising out of the foregoing;

          C. Debtors shall not collaterally attack the Final Judgment mentioned below and contemplated by this Agreement, if such Final Judgment is rendered;

          D. Debtors shall not appeal the Final Judgment mentioned below if such Final Judgment is rendered, and to this extent, Debtors waive any and all rights to appeal the same; and

          E. Debtors shall not contest the domestication of any judgment rendered as contemplated herein, in any state.

     11. Release. Debtors, Creditor and Stockholders, unconditionally and irrevocably release and forever discharge each other and their respective successors, assigns, agents, directors, officers and employees from any and all possible claims, demands, actions, costs, expenses, and liabilities whatsoever, known or unknown, at law or in equity (the foregoing collectively referred to as the "Claims"), originating in whole or in part on or before the date of this Agreement, which any of them or any of their respective officers, agents, or employees may now have or hereafter have against each other and irrespective of whether any such Claims arise out of contract, tort, violation of laws or regulations, or otherwise in connection with the Purchase Agreement and Stockholder Edwards' Employment Agreement, or any other agreement, oral or otherwise, arising out of the foregoing. The foregoing releases shall not apply to the

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

obligations of the respective parties hereunder, as set forth or incorporated herein, or otherwise referred to herein.

     12. Consent to Judgment. Counsel for Creditor and the Stockholders has prepared a civil complaint (the "Complaint") for filing in the Circuit Court in and for Leon County, Florida, a signed copy of which is attached hereto and incorporated herein. The Complaint seeks a monetary judgment against Debtors for the unpaid Earnout Amount and interest, a declaration that the Creditor's Noncompetition Agreement has been terminated, a declaration that the Stockholders' Noncompetition Agreement under the Purchase Agreement has been terminated, and a declaration that Stockholder Edwards' Noncompetition Agreement under his Employment Agreement has been terminated, together with costs and reasonable attorney's fees. As provided above, Creditor and Stockholders have agreed to forbear and not file the Complaint or any other actions arising out of the transactions described therein unless Debtors fail to pay all obligations hereunder on or before June 30, 2000, or otherwise fail to meet any and all of their obligations herein. As a material inducement to Creditor and Stockholders to forbear, the Debtors have prepared and executed a Verified Answer and Stipulation and Consent to Final Judgment, the originals of which have been placed in escrow with Robert D. Mendelson, counsel for Creditor and the Stockholders. Signed copies of the Verified Answer and Stipulation and Consent to Final Judgment are attached hereto and incorporated herein, together with any exhibits mentioned therein.

     It shall be Debtors' obligation to ensure that each and every payment made by them is received by Creditor on or before the deadline date. In the event Debtors fail to pay all obligations herein on or before June 30, 2000, or otherwise fail to comply with each and every term of this Agreement, time being of the essence, then Creditor and the Stockholders (in addition to and not in limitation of any other remedies available to them) shall be entitled to take the following action without further notice or hearing or consent to or from Debtors, their agents, attorneys, or other legal representatives:

         A. The Complaint may be filed in the Circuit Court in and for Leon County, Florida.

         B. The Verified Answer being held by Attorney Mendelson in escrow shall automatically be released from escrow and Attorney Mendelson shall be authorized to file the Verified Answer in the Circuit Court of the Second Judicial Circuit.

         C. The Stipulation and Consent to Final Judgment held by Attorney Mendelson in escrow shall automatically be released from escrow and Attorney Mendelson shall be authorized to file the Stipulation and Consent to Final Judgment in the Circuit Court of the Second Judicial Circuit.

         D. Creditor and the Stockholders or any one or more of them, shall have the right to file an Affidavit with the Court stating the amount then due from Debtors and thereupon, Creditor and the Stockholders shall be entitled to receive final judgment in accordance with the form of the Final Judgment being attached to the Stipulation and

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

Consent to Final Judgment, all without further notice or hearing to the Debtors or any one of them or their counsel. The form of the Final Judgment is hereby approved in full by Debtors. The parties hereby contract that the rate of interest on any monetary judgment obtained shall be eighteen percent (18%) per annum.

          E. Regardless of any provision herein to the contrary, nothing herein, including but not limited to, the rendition of the above Final Judgment, shall preclude Creditor and Stockholders, or any one of them from bringing a separate action for breach of this Agreement for obligations not covered by such Final Judgment, the intent being that there shall be no merger.

     13. Maximum Rate of Interest. Nothing herein contained, nor in any instrument or transaction related hereto, shall be construed or so operate as to require the Debtors, to pay interest in an amount or at a rate greater than the highest rate permissible under applicable law. Should any interest or other charges or other consideration paid by the Debtors result in the computation or earning or payment of interest in excess of the highest rate permissible under applicable law, then any and all such excess shall be and the same is hereby waived by the holder hereof, shall be automatically credited against and reduce the balance of principal, and any portion of said excess which exceeds the principal balance shall be paid by the holder hereof to the Debtors, it being the intent of the parties hereto that under no circumstances shall the Debtors, be required to pay interest in excess of the highest rate permissible under applicable law. It is not the intention of the parties to violate the usury laws in any manner or fashion.

     14. Waiver of Defenses. Debtors hereby waive any and all defenses they may have or may hereafter have to the Complaint, whether legal or equitable, substantive or procedural, excepting solely the defense of actual payment of all obligations hereunder on or before June 30, 2000.

     15. Amendment. Except as otherwise provided in this Agreement, the parties may amend, modify, or supplement this Agreement at any time, but only in writing duly executed by each of the parties.

     16. Entire Agreement. This Agreement contains the entire agreement of the parties hereto, both written and oral, and shall not be amended, altered or otherwise modified except in writing signed by the parties hereto. The Exhibits attached to this Agreement are made a part of this Agreement. All representations and warranties contained in this Agreement shall survive the closing of the transactions contemplated hereby.

     17. Headings. The headings preceding the text of sections of this Agreement are for convenience only and shall not be deemed a part hereof.

     18. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida as applied to transactions between Florida residents occurring entirely within the State of Florida. In any litigation

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

arising out of or in connection with this Agreement or the transactions contemplated hereby, venue shall lie exclusively in the Circuit Court of the Second Judicial Circuit of Leon County, Florida, and the prevailing party shall be entitled to recover its reasonable attorneys' fees, costs, and expenses. Further, if Final Judgment is entered the judgment creditors shall be entitled to recover any and all reasonable attorney's fees in enforcing, domesticating, and collecting upon such Final Judgment. Debtors hereby consent to the jurisdiction of the Circuit Court in and for the Second Judicial Circuit of Leon County, Florida.

     19. Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. There are no intended third party beneficiaries of this Agreement.

     20. Further Assurances. If at any time any further action by any of the parties is necessary or desirable to carry out the purpose of this Agreement, such party shall take all such necessary or desirable action or cause such action to be taken.

     21. Notices. Any notice required or permitted to be given hereunder shall be in writing and deemed given when personally delivered, one day following dispatch by nationally recognized overnight express delivery service, or on the date signed for as received if sent by registered or certified U.S. Mail. Any notice shall be sent to the addresses set forth below or to such other address as any party shall have previously designated by such a notice.

     If to Cotelligent, Inc., or       Cotelligent, Inc.
     Cotelligent USA, Inc.             Cotelligent USA, Inc.
                                       101 California Street
                                       Suite 2050
                                       San Francisco, CA 94111
                                       Attn: Ms. Lorraine E. Vega



     Copy to:                          McRae & Metcalf, P.A.
                                       1677 Mahan Center Boulevard
                                       Tallahassee, FL 32308
                                       Attn:  Mr. David J. Metcalf

     If to EW & Associates, Inc.:      EW & Associates, Inc.
                                       1401 Oven Park Drive
                                       Suite 201
                                       Tallahassee, FL 32312

     If to Edwards:                    Thomas H. Edwards
                                       1401 Oven Park Drive

                                       Suite 201
                                       Tallahassee, FL 32312

     If to Wooten:                     Timothy M. Wooten
                                       319 Stillwater Cove
                                       Destin, FL 32541


     If to EW, Edwards or Wooten
     Then a Copy to:                   Novey, Mendelson & Adamson
                                       851 East Park Avenue
                                       Tallahassee, FL 32301
                                       Attn:  Mr. Robert D. Mendelson

     22. Time. Time is of the essence in the performance of all obligations under this Agreement.

     23. Gender. The terms herein shall be deemed to include both the singular and plural where appropriate, and where the masculine gender is used, it shall include masculine, feminine or neuter, where appropriate.

     24. Severability. If any provision or any part thereof contained in this Agreement is in conflict with any statute or rule of law, then such provision or part thereof shall be deemed null and void to the extent that it may be in conflict therewith, but without invalidating the remaining provisions of this Agreement.

     25. Counterparts. This Agreement may be signed in counterpart, and all such counterparts, taken together, constitute the entire Agreement. Furthermore, any party hereto may sign any such counterpart. Each party shall be entitled to conclusively rely for all purposes upon an executed copy hereof received by facsimile.

     26. Original Agreement. The original of this Agreement shall be retained by Creditor, the Stockholders or their counsel. This Agreement or a copy thereof, may be introduced into evidence without further notice or hearing to Debtors in any court proceeding, including, but not necessarily limited to, the court proceeding contemplated by the possible filing of the Complaint as mentioned above.

     27. WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION BROUGHT ON THIS AGREEMENT OR IN ANY TRANSACTION OR CIRCUMSTANCE ARISING IN CONNECTION HEREWITH.

     28. Approval by Guarantor's Board of Directors. This Agreement is conditioned upon its approval by Guarantor's Board of Directors on or before May 9, 2000. If such approval is not timely received, then this Agreement shall be null and void and Attorney Mendelson shall return the Verified Answer to Debtor and Creditor shall retain all funds received which it may apply against sums owed by Debtor, and receipt of such payments shall not be deemed a waiver of Debtors' default.

     29. Form of Payment; Wire Instructions. Each and every payment to be made to Creditor or Stockholders hereunder shall be made by wire transfer pursuant to the following wire instructions

            Wire to:
            -------
                Premier Bank, Tallahassee, Florida
                ABA # 063114108
                For Credit To: Acct. No. 210158511
                Name of:  EW & Associates, Inc.

     Payment shall not be deemed received until it has been credited to Creditor's account pursuant to the above wire instructions.

     30. Remedies Cumulative. All rights, remedies, undertakings, obligations, options, covenants, conditions and agreements contained in this Agreement or provided by law shall be deemed cumulative and no one of them shall be exclusive of any other right. A party may pursue any one or more of his rights, options or remedies hereunder or may seek damages or specific performance in the event of any other party's breach hereunder, or may pursue any other remedy by law or equity, whether or not stated in this Agreement.

     IN WITNESS WHEREOF, the parties, each acting by and through the undersigned duly authorized officer, have entered into this Agreement as of the date first written above.

                                      COTELLIGENT USA, INC.


                                      By: /s/ Lorraine E. Vega
                                          ________________________
                                      Print Name:  Lorraine E. Vega
                                      Title:  Vice President, General Counsel &
                                              Secretary




                                      COTELLIGENT, INC.


                                      By: /s/ Lorraine E. Vega
                                          ____________________________
                                      Print Name:  Lorraine E. Vega
                                      Title:  Vice President, General Counsel &
                                              Secretary

                                      EW & ASSOCIATES, INC.

                                      By: /s/ Thomas H. Edwards
                                          ________________________
                                      Print Name:  Thomas H. Edwards
                                      Title:  President

                                      THOMAS H. EDWARDS

                                      /s/ Thomas H. Edwards
                                      _________________________________

                                      TIMOTHY M. WOOTEN

                                      /s/ Timothy M. Wooten
                                      _________________________________